                                                                    EXHIBIT 99.3



                             J.D. EDWARDS & COMPANY

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

On November 16, 2001, J.D. Edwards & Company completed its acquisition of YOUcentric, Inc., a Charlotte, N.C. provider of Java-based customer relationship management (CRM) software. Under the terms of the Agreement and Plan of Reorganization, J.D. Edwards acquired all of the issued and outstanding capital stock of YOUcentric, in exchange for $95.4 million of consideration, paid with a combination of 7.7 million J.D. Edwards' shares of common stock and $6.0 million in cash. In addition, certain vested and unvested options to purchase YOUcentric capital stock outstanding at the time of the acquisition under YOUcentric's stock option plans were assumed by J.D. Edwards. The fair value of the assumed options was $2.8 million. Pursuant to the agreement, YOUcentric became a wholly-owned subsidiary of J.D. Edwards. The acquisition is accounted for as a purchase and, accordingly, the total purchase price of YOUcentric is allocated to the acquired assets, including goodwill and other intangible assets, and liabilities at their fair values as of November 16, 2001. J.D. Edwards' consolidated statement of operations will not include any revenue or expense related to YOUcentric prior to November 16, 2001. The acquisition is expected to be accretive to earnings in fiscal 2002.

The Agreement and Plan of Reorganization includes an escrow arrangement, and J.D. Edwards may claim reimbursement of certain losses, up to $10 million, through the escrow fund. These pro forma financial statements have been prepared on the basis of the full purchase price being paid, including the amount in the escrow fund.

The unaudited pro forma combined condensed consolidated balance sheet as of July 31, 2001 gives effect to the acquisition as if it had occurred on July 31, 2001, combining the historical consolidated balance sheet of J.D. Edwards as of July 31, 2001 and the historical consolidated balance sheet of YOUcentric as of September 30, 2001.

The combining companies have different year-ends for reporting purposes. YOUcentric maintained its accounting records on a calendar basis, ending on December 31, and J.D. Edwards maintains its accounting records on a fiscal basis, ending on October 31. The unaudited pro forma combined condensed consolidated statements of operations for the twelve months ended October 31, 2000 and the nine months ended July 31, 2001 gives effect to the acquisition as if it had occurred on November 1, 1999, combining the historical consolidated statements of operations of J.D. Edwards for the fiscal year ended October 31, 2000 and the nine months ended July 31, 2001, respectively, with the historical consolidated statements of operations of YOUcentric for the fiscal year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

The unaudited pro forma combined condensed consolidated financial information has been prepared and should be read in conjunction with the historical consolidated financial statements and the related notes thereto of J.D. Edwards, the "Management Discussion and Analysis of Financial Condition and Results of Operations," included in J.D. Edwards Form 10-K for the year ended October 31, 2000, the Quarterly Report on Form 10-Q as of July 31, 2001 filed with the Securities and Exchange Commission, and the financial statements and related notes thereto of YOUcentric, Inc., for the fiscal years ended December 31, 1999 and 2000 and the nine-months ended September 30, 2001, included herein in this Current Report on Form 8-K.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined entity. The pro forma adjustments do not include any adjustments to historical revenue for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes.

The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting. This financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions are preliminary have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that actually would have been realized had the entities been a single entity during this period. Additionally, the future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in values not currently identified and changes in operating results, which could result in adjustment to among other items identifiable assets and goodwill. The total estimated purchase cost of the acquisition has been allocated, to assets and liabilities using an independent appraisal of their estimated fair value with the excess cost over the net assets acquired allocated to goodwill. The purchase price allocation is preliminary and a final determination of required purchase accounting adjustments will be made upon the completion of a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed.

                             J.D. EDWARDS & COMPANY

             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                             HISTORICAL                       PRO FORMA
                                                                               YOUCENTRIC AS
                                                              J.D. EDWARDS     OF SEPTEMBER    RECLASSIFICATIONS
                                                             AS OF JULY 31,         30,               AND
                                                                   2001              2001          ADJUSTMENTS      REF.   COMBINED
                                                             --------------   ---------------   -----------------  -----  ---------
Current assets:
  Cash and cash equivalents...............................      $156,814          $4,298          $ (6,000)         (b)     $152,412
                                                                                                   (2,700)          (c)
  Short-term marketable securities and other investments..       11,779            6,711              --                     18,490
  Accounts receivable, net................................       230,944           3,797              --                     234,741
  Other current assets....................................       36,436            1,303              --                     37,739
                                                                 ------            -----                                     ------
       Total current assets...............................       435,973          16,109                                     443,382
Long-term investments in marketable securities............       65,114             --                --                     65,114
Certificate of deposit (restricted).......................         --              1,341              --                      1,341
Property and equipment, net...............................       74,319            3,911            (129)           (d)      78,101
Software costs, net.......................................       70,377             --              8,000           (e)      78,377
Other assets, net.........................................       28,741             --               200            (e)      97,607
                                                                                                    68,666          (f)
                                                                $674,524          $21,361                                   $763,922
                                                                ========          =======                                   ========

Current liabilities:
  Current maturities of capital lease obligations.........         $--             $113            $ (113)          (g)        $--
  Accounts payable and accrued liabilities................       183,324           5,309             113            (g)      190,697
                                                                                                    1,951           (c)         --
  Unearned revenue and customer deposits..................       174,125           4,132           (2,439)          (h)      175,818
                                                                 -------           -----                                     -------
       Total current liabilities..........................       357,449           9,554                                     366,515
Unearned revenue, net of current portion, and other.......        7,886             410               --                      8,296
                                                                  -----             ---                                       -----
       Total liabilities..................................       365,335           9,964                                     374,811
Commitments and contingencies
Common shares subject to repurchase, at redemption amount.       25,899             --                --                     25,899
Redeemable convertible preferred stock....................         --             75,555           (75,555)         (i)        --
Stockholders' equity:
  Preferred stock.........................................         --               --                --                       --
  Common stock............................................         114              33               (33)           (i)        122
                                                                                                      8             (m)
  Additional paid-in capital..............................       416,620          27,743           (27,743)         (i)      503,233
                                                                                                    86,613          (i)
  Treasury stock, at cost.................................      (45,342)            --                --                    (45,342)
  Deferred compensation...................................        (39)              --             (2,099)          (j)      (2,138)
  Accumulated deficit.....................................      (75,069)         (91,934)           91,934         (i)     (79,669)
                                                                                                   (4,600)         (k)
  Accumulated other comprehensive loss....................      (12,994)            --                --                   (12,994)
                                                                -------             --                                     -------
       Total stockholders' equity (deficit)...............       283,290         (64,158)                                  363,212
                                                                 -------         -------                                   -------
                                                                $674,524          $21,361                                  $763,922
                                                                ========          =======                                  ========


        See accompanying Notes to Unaudited Pro Forma Combined Condensed
            Consolidated Balance Sheet and Statement of Operations.

                             J.D. EDWARDS & COMPANY

        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                              HISTORICAL                      PRO FORMA
                                                                    TWELVE MONTHS ENDED

                                                              J.D. EDWARDS     YOUCENTRIC   RECLASSIFICATIONS
                                                               OCTOBER 31,    DECEMBER 31,         AND
                                                                    2000            2000        ADJUSTMENTS      REF     COMBINED
                                                              -------------  -------------  ----------------   ------ -----------
Revenue:
  License fees........................................           $419,103          $--           $ 9,069         (g)      $428,172
  Software license, customization and implementations.              --           13,980         (13,980)         (g)         --
  Services............................................           581,962          3,473           4,911          (g)      590,346
                                                                 -------          -----                                   -------
      Total revenue...................................          1,001,065        17,453                                  1,018,518
Costs and expenses:
  Cost of revenues....................................              --            6,058          (6,058)         (g)         --
  Cost of license fees................................            59,963           --              253           (g)       60,216
  Cost of services....................................           366,081           --             8,076          (g)      374,157
  Sales and marketing.................................           367,050         15,013           5,649          (g)      387,712
  General and administrative..........................            97,556         10,431           5,759          (g)      113,746
  Research and development............................           116,866          5,621           6,474          (g)      128,961
  Amortization and write-offs of acquired software, IPR&D,
   and other intangibles..............................            25,044           --             2,733          (e)       27,777
                                                                    --             --             4,600          (k)       4,600
  Stock based compensation............................              --           20,153         (20,153)         (g)         --
  Restructuring, other related charges and special charges        28,016          2,160            --                      30,176
                                                                  ------          -----                                    ------
      Total costs and expenses........................          1,060,576        59,436                                  1,127,345
Operating loss........................................           (59,511)       (41,983)                                 (108,827)

Other income (expense)................................              --            1,001          (1,001)         (g)         --
  Interest and dividend income........................            14,980           --             1,019          (g)       15,999
  Gains on equity investments and product line........            24,582           --              --                      24,582
  Interest expense, foreign currency gains (losses) and
   other, net.........................................            (683)            --             (18)           (g)       (701)
                                                                  ----             --                                      ----
Loss before income taxes..............................           (20,632)       (40,982)                                  (68,947)
  Benefit from income taxes...........................           (5,210)          (49)             --            (l)      (5,161)
                                                                 ------           ---                                     -------
Net loss..............................................          $(15,422)       $(40,933)                                $(63,786)
                                                                ========        ========                                 ========
Accretion for preferred stock redemption feature, preferred
  stock dividends and offerings costs.................              --           (6,833)          6,833          (i)         --
Net loss attributable to common shareholders..........             $--          $(47,766)                                $(63,786)
                                                                   ===          ========                                 ========
Net loss per common share:
  Basic and diluted...................................           $(0.14)         $ (2.98)                               $ (0.54)
                                                                 ======          =======                                =======
Shares used in computing per share amounts:
  Basic and diluted...................................           109,376         16,050          (8,367)         (m)      117,059



        See accompanying Notes to Unaudited Pro Forma Combined Condensed
            Consolidated Balance Sheet and Statement of Operations.

                             J.D. EDWARDS & COMPANY

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                              HISTORICAL                      PRO FORMA
                                                                     NINE MONTHS ENDED

                                                              J.D. EDWARDS    YOUCENTRIC     RECLASSIFICATIONS
                                                                 JULY 31,      SEPTEMBER            AND
                                                                    2001         30, 2001        ADJUSTMENTS      REF     COMBINED
                                                              ------------  ---- ---------   ----------------   -----  -----------
Revenue:
  License fees..........................................         $194,996         $--             $ 3,936         (g)      $198,932
  Software license, customization and implementations...            --          10,459           (10,459)         (g)         --
  Services..............................................         443,556         4,143             6,523          (g)      454,222
                                                                 -------         -----                                     -------
      Total revenue.....................................         638,552        14,602                                     653,154
Costs and expenses:
  Cost of revenues......................................            --           4,632            (4,632)         (g)         --
  Cost of license fees..................................          54,284          --                86            (g)       54,370
  Cost of services......................................         246,218          --               5,043          (g)      251,261
  Sales and marketing...................................         224,664        11,742             2,941          (g)      239,347
  General and administrative............................          68,702         4,976             2,409          (g)       76,087
  Research and development..............................          74,243         6,043             1,054          (g)       81,340
  Amortization and write-offs of acquired software and other
   intangibles..........................................          18,969          --               2,050          (e)       21,019
  Stock based compensation..............................            --           6,901            (6,901)         (g)         --
  Restructuring, other related charges, and special charges       24,226         1,851              --                      26,077
                                                                  ------         -----                                      ------
      Total costs and expenses..........................         711,306        36,145                                     749,501
Operating loss..........................................         (72,754)      (21,543)                                    (96,347)

Other income (expense)..................................            --            182              (182)          (g)         --
  Interest and dividend income..........................          11,147          --                376           (g)       11,523
  Losses on equity investments and product line.........         (6,563)          --                --                     (6,563)
  Interest expense, foreign currency gains (losses) and
   other, net...........................................         (1,783)          --               (194)          (g)      (1,977)
                                                                 ------           --                                       ------
Loss before income taxes................................         (69,953)      (21,361)                                    (93,364)
  Provision for income taxes............................         127,794          --                --            (l)      127,794
                                                                 -------          --                                       -------
Net loss................................................        $(197,747)     $(21,361)                                  $(221,158)
                                                                =========      ========                                   =========
Accretion for preferred stock redemption feature, preferred
  stock dividends and offerings costs...................            --           (780)              780           (i)         --
Net loss attributable to common shareholders............           $--         $(22,141)                                  $(221,158)
                                                                   ===         ========                                   =========
Net loss per common share:
  Basic and diluted.....................................         $(1.77)         $(0.91)                                 $(1.85)
                                                                 ======          ======                                  ======
Shares used in computing per share amounts:
  Basic and diluted.....................................         111,712        24,386           (16,703)         (m)      119,395


        See accompanying Notes to Unaudited Pro Forma Combined Condensed
             Consolidated Balance Sheet and Statement of Operations.

                             J.D. EDWARDS & COMPANY

        NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                          AND STATEMENT OF OPERATIONS
                                   (UNAUDITED)

The following pro forma adjustments and reclassifications have been reflected in the unaudited pro forma combined condensed consolidated balance sheet and statements of operations:

(a) The calculation of the purchase price for the assets and liabilities acquired is presented below:

     Calculation of the preliminary purchase price (in millions):

      Cash paid .............................................................     $       6.0
      Acquisition related expenses...........................................             2.8
      Value of stock issued for YOUcentric issued share capital .............            83.8
      Stock options issued for YOUcentric stock options .....................             2.8
                                                                                  -----------

          Total purchase price...............................................     $      95.4
                                                                                  ===========

     Under Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations," the total purchase price was allocated to YOUcentric's assets and liabilities based on their estimated fair values. The total purchase price was allocated to tangible assets and liabilities, and intangible assets, including goodwill, software costs, in process research and development (IPR&D), and employee non-compete agreements. The software costs and employee non-compete agreements will be amortized over three years. Goodwill as a result of the acquisition will be subject to an annual impairment test and will not be amortized under SFAS No.
     142, "Goodwill and Other Intangible Assets."

     The fair value of the options assumed of $2.8 million, was determined using a Black Scholes option pricing model with an expected life of 2.75 years, expected volatility of 75%, and a risk free interest rate of 2.78%. These options were converted into options to purchase an equivalent number of shares of J.D. Edwards common stock based upon the acquisition share exchange ratio.

     Value of stock issued was calculated in accordance with Emerging Issues Task Force (EITF) Issue No. 99-12, "Accounting for Formula Arrangements under EITF Issue No. 95-19, "Determination of the Measurement Date for the Market Price of Securities Issued in a Purchase Business Combination,"" which differs from the value as calculated in accordance with the Agreement and Plan of Reorganization.

(b) Represents cash consideration paid to finance the acquisition of YOUcentric.

(c) Represents cash paid and the remaining accrual for acquisition costs related to transaction fees, legal fees, accounting fees, office closure costs, severance, and other expenses related to the acquisition.

(d) Represents adjustments to conform items to J.D. Edwards's accounting policies for property and equipment.

(e) Specifically identified intangible assets include developed technology, non-compete agreements with certain key employees, and IPR&D (see note k for IPR&D discussion). The developed technology is included as "Software costs, net" and non-compete agreements are included as "Other assets, net" on the accompanying pro forma balance sheet.

         J.D. Edwards retained an independent appraiser to assist with determining the estimated fair values of the intangible assets assumed in the acquisition. The valuations relied on methodologies that most closely related the fair market value assignment with the economic benefits provided by each asset and the risks associated with the assets. In valuing the software costs, an income-based approach was determined to best quantify the economic benefits and risks. The economic benefits were quantified using projections of net cash flows and the risks by applying an appropriate discount rate. The estimated fair value assigned to software costs was $8.0 million and non-compete agreements were $200,000.

         The software costs and non-compete intangible assets are amortized over estimated useful lives of three years, which amounted to $2.7 million and $67,000, respectively, during fiscal 2000 and $2.0 million and $52,000, respectively, for the nine months ended July 31, 2001. Goodwill, as a result of the acquisition, will be subject to an annual impairment test and will not be amortized under SFAS No. 142.

(f)      Allocation of the preliminary purchase price.

         The allocation of the preliminary purchase price to the net assets acquired as of November 16, 2001 is presented below:

     Allocation of the preliminary purchase price (in millions):

     Assets:
          Fair value of YOUcentric's assets...........................          $     17.8
          Goodwill........................................................            72.1
          Software costs..................................................             8.0
          Employee non-compete agreements.................................              .2

    Liabilities:
          Fair value of YOUcentric's liabilities..........................              (9.4)

     Stockholders' Equity:
          Write-off of in-process research and development................             4.6
          Deferred stock based compensation related to unvested
            options assumed...............................................             2.1
                                                                                ----------

                  Total purchase price....................................      $     95.4
                                                                                ==========

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS No. 142 supersedes Accounting Principles Board Opinion No. 17 "Intangible Assets," and requires, among other things, the discontinuance of amortization related to goodwill and indefinite lived intangible assets. These assets will then be subject to an impairment test at least annually. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill.

         The goodwill shown on the July 31, 2001 pro forma combined condensed consolidated balance sheet amounting to $68.7 million differs from the above purchase price allocation due to additional losses incurred and fair market value adjustments as of the close date of November 16, 2001.

(g) Represents reclassifications to conform YOUcentric financial statements to J.D. Edwards presentation.

(h) Represents an adjustment to record the fair value based upon the remaining contractual performance obligations associated with existing customer contracts.

(i) Represents the elimination of YOUcentric's redeemable convertible preferred stock, historical equity, and related dividend and offering costs.

(j) Represents the intrinsic value of YOUcentric unvested options assumed by J.D. Edwards, which will be amortized over the expected life of three years.

(k) IPR&D consists of those products that are not yet proven to be technologically feasible but have been developed to a point where there is value associated with them in relation to potential future revenue. Because technological feasibility was not yet proven and no alternative future uses are believed to exist for the in-process technologies, the assigned value was expensed immediately upon the closing dates of the acquisition.

         The preliminary value of $4.6 million assigned to acquired IPR&D was determined by identifying research projects in areas for which technological feasibility has not been established and there is no alternative future use. The fair value of acquired IPR&D include revisions to the YOUrelate Platform V4.X, High Tech Application V4.5, High Tech Application V5.0, and FinServ Application V4.5. The value was determined by a hypothetical royalty receipts method, a variation of the discounted cash flow method. Using this method, a hypothetical royalty rate was applied to the after-tax cash flows of the IPR&D application projects that leverage Platform V4.X. A royalty rate ranging from 5 to 20 percent was used to discount the cash flows varying in relation to the increased reliance on Platform V4.X and decreased reliance on the Core Technology. The estimated net free cash flows generated by the products over a 3-year period were discounted at rates ranging from 35 to 60 percent in relation to the stage of completion and the technical risks associated with achieving technological feasibility. The net cash flows for such projects were based on management's estimates of revenue, expenses, asset requirements, and the royalty rate to core technology.

(l) No tax adjustment was made related to the YOUcentric acquisition since J.D. Edwards provided a valuation allowance to fully offset its deferred tax assets as of July 31, 2001. The valuation allowance was recorded after considering a number of factors, including our cumulative operating losses in fiscal 1999, 2000, and 2001. Based upon the weight of both positive and negative evidence regarding the recoverability of deferred tax assets, J.D. Edwards concluded that a valuation allowance was required to fully offset the net deferred tax assets, as it is more likely than not that the deferred tax assets will not be realized.

(m) Represents the adjustment to outstanding shares for the shares of J.D. Edwards common stock issued as part of the acquisition. There were 7,683,031 shares of J.D. Edwards common stock (par value $0.001 per share) issued, which were valued at $10.91 per share.


                                      *****